Exhibit 10.20

LIMITED LIABILITY COMPANY AGREEMENT

OF

MDR GREENSBORO HI TRS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

DATED AS OF SEPTEMBER 15, 2017

7.1	Books and Records	11

7.2	Reports and Financial Statements	11

7.3	Bank Accounts	12

7.4	Tax Returns	12

7.5	Expenses	12

Section 8.	Management	12

8.1	Management	12

8.2	Officers	15

8.3	Other Activities	16

8.4	FCPA	16

Section 9.	Independent Manager	17

Section 10.	Confidentiality	18

Section 11.	Representations and Warranties	18

11.1.	In General	18

11.2	Representations and Warranties	18

Section 12.	Sale, Assignment, Transfer or other Disposition	21

12.1	Prohibited Transfers	21

12.2	Admission of Transferee; Partial Transfers	21

12.3	Withdrawals	22

Section 13.	Dissolution	23

13.1	Limitations	23

13.2	Exclusive Events Requiring Dissolution	23

13.3	Liquidation	23

13.4	Continuation of the Company	24

Section 14.	Limited Liability	24

Section 15.	Indemnification	24

15.1	Exculpation of Members	24

15.2	Indemnification by Company	24

15.3	General Indemnification by the Members	25

Section 16.	Mediation and Arbitration of Disputes	25

16.1	Events Giving Rise to Mediation or Arbitration	25

16.2	Selection of Arbitrators	26

16.3	Arbitration Hearing	26

16.4	Decision of the Arbitrators/Binding Effect	26

Section 17.	Miscellaneous	26

17.1	Notices	26

17.2	Governing Law	27

17.3	Successors	28

17.4	Pronouns	28

17.5	Table of Contents and Captions Not Part of Agreement	28

17.6	Severability	28

17.7	Counterparts	28

17.8	Entire Agreement and Amendment	28

17.9	Further Assurances	28

17.10	No Third Party Rights	28

17.11	Incorporation by Reference	28

17.12	Remedies Cumulative	29

17.13	No Waiver	29

17.14	Limitation On Use of Names	29

17.15	Publicly Traded Partnership Provision	29

17.16	Public Announcements	29

17.17	Uniform Commercial Code	29

17.18	No Construction Against Drafter	30

MDR GREENSBORO HI TRS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement (this “Agreement”) is adopted, executed, and agreed to be effective on September 15, 2017 (the “Effective Date”), by and among Medalist Diversified Holdings, LP, (“MDR”) and Peter Mueller, Inc., a Virginia corporation (“PMI”), and together with MDR, the “Members,” and each a “Member”).

WITNESSETH:

WHEREAS, MDR GREENSBORO HI TRS, LLC, a Delaware limited liability company (the “Company”), was formed on September 15, 2017, pursuant to the Act.

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.	Definitions. As used in this Agreement:

“Act” shall mean the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6 of the Delaware Code), as amended from time to time.

“Additional Capital Contributions” shall have the meaning provided in Section 4.2(a).

“Affiliate” shall mean as to any Person any other Person that directly or indirectly controls, is controlled by, or is under common control with such first Person. For the purposes of this Agreement, a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management, policies and/or decision making of such other Person, whether through the ownership of voting securities, by contract or otherwise. In addition, “Affiliate” shall include as to any Person any other Person related to such Person within the meaning of Code Sections 267(b) or 707(b)(1).

“Agreed Upon Value” shall mean the fair market value (net of any debt) agreed upon pursuant to a written agreement between the Members of property contributed by a Member to the capital of the Company, which shall for all purposes hereunder be deemed to be the amount of the Capital Contribution applicable to such property contributed.

“Agreement” shall mean this Limited Liability Company Agreement, as amended from time to time.

“Base Capital Contributions” shall mean, with respect to any Member, the Capital Contributions shown for that Member on the Exhibit A attached to this Agreement as of the Effective Date (which has taken into account the Capital Contributions made pursuant to Section 4.1 or otherwise accounted for by the provisions of Section 4.1) and which may be updated from time to time to reflect Capital Contributions as of a particular date.

“Capital Account” shall have the meaning provided in Section 4.6.

“Capital Contribution” shall mean, with respect to any Member, the aggregate amount of: (A) cash contributed or deemed contributed in the form of Base Capital Contributions; (B) cash contributed or deemed contributed in the form of Additional Capital Contributions; and (C) the Agreed Upon Value of other property contributed by such Member to the capital of the Company net of any liability secured by such property that the Company assumes or takes subject to.

“Cash Flow” shall mean, for any period for which Cash Flow is being calculated, gross cash receipts of the Company (but excluding Capital Contributions), less the following payments and expenditures: (i) all payments of operating expenses of the Company, (ii) all payments of principal of, interest on and any other amounts due with respect to indebtedness, leases or other commitments or obligations of the Company (and other loans by Members to the Company), (iii) all sums expended by the Company for capital expenditures, (iv) all prepaid expenses of the Company, and (v) all sums expended by the Company which are otherwise capitalized.

“Cause” shall mean, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of, or gross negligence with respect to, such Independent Manager’s duties, (ii) such Independent Manager has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) such Independent Manager has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms this Agreement (iv) there is a material increase in the fees charged by such Independent Manager or a material change to such Independent Manager’s terms of service, (v) such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (vi) such Independent Manager no longer meets the definition of Independent Manager.

“Certificate of Formation” shall mean the Certificate of Formation of the Company, as amended from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including the corresponding provisions of any successor law.

“Company” shall have the meaning provided in the Recitals to this Agreement.

“Confidential Information” shall have the meaning provided in Section 10(a).

“Default Amount” shall have the meaning provided in Section 4.2(b).

“Default Loan” shall have the meaning provided in Section 4.2(b)(i).

“Default Loan Rate” shall have the meaning provided in Section 4.2(b)(i).

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“Defaulting Member” shall have the meaning provided in Section 4.2(b).

“Delaware UCC” shall mean the Uniform Commercial Code as in effect in the State of Delaware from time to time.

“Dissolution Event” shall have the meaning provided in Section 13.3.

“Distributable Funds” with respect to any month or other period, as applicable, shall mean the sum of (x) an amount equal to the Cash Flow of the Company for such month or other period, as applicable, as reduced by reserves for anticipated capital expenditures, future working capital needs and operating expenses, contingent obligations and other purposes, the amounts of which shall be reasonably determined from time to time by the Manager.

“Distributions” shall mean the distributions payable (or deemed payable) to a Member.

“Effective Date” shall have the meaning provided in the first paragraph of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Fiscal Year” shall mean each calendar year ending December 31.

“Foreign Corrupt Practices Act” shall mean the Foreign Corrupt Practices Act of the United States, 15 U.S.C. Sections 78a, 78m, 78dd-1, 78dd-2, 78dd-3, and 78ff, as amended, if applicable, or any similar law of the jurisdiction where the Company transacts business or any other jurisdiction, if applicable.

“Income” shall mean the gross income of the Company for any month, Fiscal Year or other period, as applicable, including gains realized on the sale, exchange or other disposition of the Company’s assets.

“Indemnified Party” shall have the meaning provided in Section 15.3(a).

“Indemnifying Party” shall have the meaning provided in Section 15.3(a).

“Independent Manager” means a natural person selected by the Company (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company, (d) who is duly appointed as an Independent Manager and is not, will not be while serving as Independent Manager (except pursuant to the provisions of Section 9 hereof, providing for the appointment of such Independent Manager to become a “special member” upon Member ceasing to be a member of the Company) and shall not have been at any time during the preceding five (5) years, any of the following:

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(i)	a stockholder, director (other than as an Independent Manager), officer, employee, partner, attorney or counsel of the Company, any Affiliate of the Company or any direct or indirect parent of the Company;

(ii)	a customer, supplier or other Person who derives any of its purchases or revenues from its activities with the Company or any Affiliate of the Company;

(iii)	a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person; or

(iv)	a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Manager of a “special purpose entity” affiliated with the Company shall be qualified to serve as an Independent Manager of the Company, provided that the fees that such individual earns from serving as Independent Manager of affiliates of the Company in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Manager of the Company if such individual is an independent director or special manager provided by an Nationally Recognized Service Company that provides professional independent directors and special managers and also provides other corporate services in the ordinary course of its business.

“Inducement Agreements” shall have the meaning provided in Section 15.3(a).

“Interest” of any Member shall mean the entire limited liability company interest of such Member in the Company, which includes, without limitation, any and all rights, powers and benefits accorded a Member under this Agreement and the duties and obligations of such Member hereunder.

“Loss” shall mean the aggregate of losses, deductions and expenses of the Company for any month, Fiscal Year or other period, as applicable, including losses realized on the sale, exchange or other disposition of the Company’s assets.

“Major Decision” means any decision for the Company to take, or refrain from taking, any action or incurring any obligation with respect to the following matters (or the effectuation of any such action or obligation):

(i)	any merger, conversion or consolidation involving the Company or the sale, lease, transfer, exchange or other disposition of all or substantially all of the Company’s assets or all of the Interests of the Members in the Company, in one or a series of related transactions;

(ii)	except upon the occurrence of any Dissolution Event hereunder, any liquidation, dissolution or termination of the Company;

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(iii)	doing any act which would make it impossible or unreasonably burdensome to carry on the business of the Company;

(iv)	any material change in the strategic direction of the Company or any material expansion of the business of the Company;

(v)	selling, conveying or effecting any other direct or indirect transfer of any material asset of the Company or any portion thereof or the entering into of any agreement, commitment or assumption with respect to any of the foregoing;

(vi)	make any loan to any Member, (except as expressly provided for in this Agreement);

(vii)	cause or permit the Company to file for or fail to contest a bankruptcy proceeding, or seek or permit a receivership or make an assignment for the benefit of its creditors;

(viii)	cause or permit any material change or amendment of the organizational documents, including this Agreement, of the Company;

“Manager” shall meanMedalist Diversified Holdings, L.P., a Delaware limited partnership.

“Member” and “Members” shall mean MDR and PMI and any other Person admitted to the Company pursuant to this Agreement; provided, however, the term “Member” shall not include the Special Members. For purposes of the Act, the Members shall constitute a single class or group of members.

“Nationally Recognized Service Company” shall mean any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, SPE Independent Director, LLC or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of the Company and that provides professional independent directors and other corporate services in the ordinary course of its business.

“Obligation” shall mean any indebtedness, liabilities and obligations of MDR Greensboro, LLC, the affiliate holding title to the Rented Property, under or in connection with any loan secured by the Rented Property, and all documents and certificates contemplated thereby or delivered in connection with any loan of the Rented Property, or any related document in effect as of any date of determination.

“Percentage Interest” shall have the meaning provided in Section 4.3.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other legal entity.

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“Rented Property Owner” shall mean MDR Greensboro, LLC, a Delaware limited liability company, and affiliated entity of the Company.

“Regulations” shall mean the Treasury Regulations promulgated pursuant to the Code, as amended from time to time, including the corresponding provisions of any successor regulations.

“Rented Property” shall mean the real property located at 7803 National Service Road, Greensboro, North Carolina, commonly known as [___________], which the Company intends to lease from its owners MDR Greensboro, LLC and PMI Greensboro, LLC

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Special Member” means, upon such person's admission to the Company as a member of the Company pursuant to Section 9(c), a person acting as Independent Manager, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Total Investment” shall mean the sum of the aggregate Capital Contributions made by a Member.

“Transfer” means, as a noun, any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance or other disposition, voluntary or involuntary, by operation of law or otherwise and, as a verb, voluntarily or involuntarily, by operation of law or otherwise, to transfer, sell, assign, exchange, charge, pledge, give, hypothecate, convey, encumber or otherwise dispose of.

“Virginia UCC” shall have the meaning provided in Section 17.17.

Section 2.	Organization of the Company.

2.1       Name. The name of the Company shall be “MDR Greensboro HI TRS, LLC.” The business and affairs of the Company shall be conducted under such name or such other name as the Manager deems necessary or appropriate to comply with the requirements of law in any jurisdiction in which the Company may elect to do business.

2.2       Place of Registered Office; Registered Agent. The address of the registered office of the Company in the State of Delaware is 1201 N. Orange Street, Suite 7044 Wilmington, Delaware 19801. The name and address of the registered agent for service of process on the Company in the State of Delaware is Sorensen Entity Services, LLC, 1201 N. Orange Street, Suite 7044 Wilmington, Delaware 19801. The Manager may at any time on five (5) days prior notice to all Members change the location of the Company’s registered office or change the registered agent.

2.3       Principal Office. The principal address of the Company shall be c/o Medalist Properties, Inc. 11 S. 12th Street, Suite 401, Richmond, Virginia 23219, or, in each case, at such other place or places as may be determined by the Manager from time to time.

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2.4       Filings. On or before execution of this Agreement, an authorized person within the meaning of the Act duly filed or caused to be filed the Certificate of Formation of the Company with the office of the Secretary of State of Delaware, as provided in Section 18-201 of the Act, and the Members hereby ratify such filing. The Manager shall use its best efforts to take such other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of Delaware. Notwithstanding anything contained herein to the contrary, the Company shall not do business in any jurisdiction that would jeopardize the limitation on liability afforded to the Members under the Act or this Agreement.

2.5       Term. The Company shall continue in perpetuity from the date hereof, or until the Company is dissolved as provided in Section 13.

2.6       Expenses of the Company. Other than the reimbursements of costs and expenses as provided herein, no fees, costs or expenses shall be payable by the Company to any Member (or its Affiliates).

Section 3.	Purpose.

The Company is organized for the purpose of engaging in any lawful business, purpose or activity that may be undertaken by a limited liability company organized under and governed by the Act. The Company shall possess and may exercise all of the powers and privileges granted by the Act, by any other law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

Section 4.	Capital Contributions, Loans, Percentage Interests and Capital Accounts.

4.1       Base Capital Contributions.

(a)       MDR has made and shall be credited with a Base Capital Contribution to the Company in the following amount, receipt of which is hereby acknowledged:

[____]	$__________________

(b)       PMI has made and shall be credited with a Base Capital Contribution to the Company in the following amount, receipt of which is hereby acknowledged:

[____]	$__________________

(c)       In accordance with Section [__], Special Member(s) shall not be required to make any capital contributions to the Company.

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4.2       Additional Capital Contributions.

(a)           Additional Capital Contributions (“Additional Capital Contributions”) may be called for from the Members by the Manager, upon unanimous prior written approval by the Members, from time to time as and to the extent capital is necessary. Such Additional Capital Contributions shall be requested in an amount for each Member equal to the product of the amount of the aggregate Capital Contribution called for multiplied by that Member’s Percentage Interest, as defined in Section 4.3. Such Additional Capital Contributions, if payable, shall be payable by the Members to the Company upon the earlier of (i) twenty (20) days after written request from the Company, or (ii) the date when the Capital Contribution is required, as set forth in a written request from the Company. The provisions of this Section [__] are intended to benefit the Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company, and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

(b)           If a Member (a “Defaulting Member”) fails to make a Capital Contribution that is required as provided in Section 4.2(a) within the time frame required therein (the amount of the failed contribution and related loan shall be the “Default Amount”), then the other Members, provided that they have each made the Capital Contribution required to be made by it, in addition to any other remedies each may have hereunder or at law, shall have one or more of the following remedies:

(i)       to advance to the Company on behalf of, and as a loan to the Defaulting Member, an amount equal to the Default Amount to be evidenced by a promissory note in form reasonably satisfactory to the non-defaulting member (each such loan, a “Default Loan”). The Capital Account of the Defaulting Member shall be credited with the amount of such Default Amount attributable to a Capital Contribution and the aggregate of such amounts shall constitute a debt owed by the Defaulting Member to the non-failing Member. Any Default Loan shall bear interest at the rate of eighteen percent (18%) per annum, but in no event in excess of the highest rate permitted by applicable laws (the “Default Loan Rate”) and shall be payable by the Defaulting Member on demand from the non-defaulting member and from any Distributions due to the Defaulting Member hereunder. Interest on a Default Loan to the extent unpaid, shall accrue and compound on a quarterly basis. A Default Loan shall be pre-payable, in whole or in part, at any time or from time to time without penalty. Any such Default Loans shall be with full recourse to the Defaulting Member and shall be secured by the Defaulting Member’s interest in the Company including, without limitation, such Defaulting Member’s right to Distributions. In furtherance thereof, upon the making of such Default Loan, the Defaulting Member hereby pledges, assigns and grants a security interest in its Interest to the non-defaulting Member and agrees to promptly execute such documents and statements reasonably requested by the non-defaulting Member to further evidence and secure such security interest. Any advance by the non-defaulting Member on behalf of a Defaulting Member pursuant to this Section 4.2(b)(i) shall be deemed to be a Capital Contribution made by the Defaulting Member except as otherwise expressly provided herein. All Distributions to the Defaulting Member hereunder shall be applied first to payment of any interest due under any Default Loan and then to principal until all amounts due thereunder are paid in full. While any Default Loan is outstanding, the Company shall be obligated to pay directly to the non-defaulting Member, for application to and until all Default Loans have been paid in full, the amount of (x) any Distributions payable to the Defaulting Member, and (y) any proceeds of the sale of the Defaulting Member’s Interest in the Company; or

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(ii)       subject to any applicable thin capitalization limitations on indebtedness of the Company, to treat its portion of such Capital Contribution as a loan to the Company (rather than a Capital Contribution) and to advance to the Company as a loan to the Company an amount equal to the Default Amount, which loan shall be evidenced by a promissory note in form reasonably satisfactory to the non-defaulting Member and which loan shall bear interest at the Default Loan Rate and be payable on a first priority basis by the Company from available Cash Flow and prior to any Distributions made to the Defaulting Member. If each Member has loans outstanding to the Company under this provision, such loans shall be payable to each Member in proportion to the outstanding balances of such loans to each Member at the time of payment. Any advance to the Company pursuant to this Section 4.2(b)(ii) shall not be treated as a Capital Contribution made by the Defaulting Member; or

(iii)       in lieu of the remedies set forth in subparagraphs (i) or (ii), revoke its portion of such Additional Capital Contribution, whereupon the portion of the Capital Contribution made by the non-defaulting Member shall be returned within ten (10) days with interest computed at the Default Loan Rate by the Company.

4.3       Percentage Ownership Interest. The Members shall have the initial percentage ownership interests (as the same are adjusted as provided in this Agreement, a “Percentage Interest”) in the Company as shall be set forth on Exhibit A immediately following the Base Capital Contributions provided for in Section 4.1 have been made. The Percentage Interests of the Members in the Company shall be adjusted monthly so that the respective Percentage Interests of the Members at any time shall be in proportion to their respective cumulative Total Investment made (or deemed to be made) pursuant to Sections 4.1 and 4.2. Percentage Interests shall not be adjusted by distributions made (or deemed made) to a Member.

4.4       Return of Capital Contribution. Except as approved by each of the Members, no Member shall have any right to withdraw or make a demand for withdrawal of the balance reflected in such Member’s Capital Account (as determined under Section 4.6) until the full and complete winding up and liquidation of the business of the Company.

4.5       No Interest on Capital. Interest earned on Company funds shall inure solely to the benefit of the Company, and no interest shall be paid upon any Capital Contributions nor upon any undistributed or reinvested income or profits of the Company.

4.6       Capital Accounts. A separate capital account (the “Capital Account”) shall be maintained for each Member in accordance with Treas. Reg. 1.704-1(b)(2)(iv). Without limiting the foregoing, the Capital Account of each Member shall be increased by (i) the amount of any Capital Contributions made by such Member. The Capital Account of each Member shall be reduced by (i) the amount of any cash and the fair market value of any property distributed to the Member by the Company (net of liabilities secured by such distributed property that the Member is considered to assume or take subject to), (ii) the amount of Loss allocated to the Member and (iii) the amount of expenses or losses, if any, allocated to such Member not otherwise taken into account in this Section 4.6. If any property other than cash is distributed to a Member, the Capital Accounts of the Members shall be adjusted as if such property had instead been sold by the Company for a price equal to its fair market value, and the proceeds distributed in the manner set forth in Section 5.1 or Section 13.3(d)(iii). No Member shall be obligated to restore any negative balance in its Capital Account. No Member shall be compensated for any positive balance in its Capital Account except as otherwise expressly provided herein. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the provisions of Treas. Reg. 1.170-1(b)(2)(iv) and applicable Treasury regulations and shall be interpreted and applied in a manner consistent with such Regulations.]

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(a)       New Members. The Company may issue additional Interests and thereby admit a new Member or Members, as the case may be, to the Company, only if: (a) such new Member (i) has delivered to the Company its Capital Contribution, (ii) has agreed in writing to be bound by the terms of this Agreement by becoming a party hereto, and (iii) has delivered such additional documentation as the Company shall reasonably require to so admit such new Member to the Company; (b) the Manager and each then-current Member has consented in writing to the admission of such new Member. Notwithstanding anything herein to the contrary, contemporaneously with this Agreement, MDR and [PMI] have been admitted to the Company as Members; and (c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to this Agreement, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to this Agreement the Person acting as the Independent Manager pursuant to Section 9 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to Section 9; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Any Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. No Special Member, in its capacity as Special Member, may bind the Company. Except as required by any mandatory provision of the Act, no Special Member, in its capacity as Special Member, shall have any right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Members, the Person acting as an Independent Manager pursuant to Section 9 shall execute a counterpart to this Agreement. Prior to their admission to the Company as Special Member, the Person acting as Independent Manager pursuant to Section 9 shall not be a member of the Company.

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Section 5.	Distributions.

5.1           Distribution of Distributable Funds

(a)           The Manager shall calculate and determine the amount of Distributable Funds for each applicable period. Except as provided in Sections 4.2(b), 5.1(b) or 13.3 or otherwise provided hereunder, Distributable Funds, if any, shall be distributed to the Members, in proportion to their Percentage Interests on the 15th day of each month.

(b)           Any distributions otherwise payable to a Member under this Agreement shall be applied first to satisfy amounts due and payable on account of the indemnity and/or contribution obligations of such Member under this Agreement and/or any other agreement delivered by such Member to the Company or any other Member but shall be deemed distributed to such Member for purposes of this Agreement.

5.2           Distributions in Kind. In the discretion of the Manager, Distributable Funds may be distributed to the Members in cash or in kind and Members may be compelled to accept a distribution of any asset in kind even if the percentage of that asset distributed to it exceeds a percentage of that asset that is equal to the percentage in which such Member shares in distributions from the Company. In the case of all assets to be distributed in kind, the amount of the distribution shall equal the fair market value of the asset distributed as determined by the Manager. In the case of a distribution of publicly traded property, the fair market value of such property shall be deemed to be the average closing price for such property for the thirty (30) day period immediately prior to the distribution, or if such property has not yet been publicly traded for thirty (30) days, the average closing price of such property for the period prior to the distribution in which the property has been publicly traded.

Section 6.	Taxation.

The Manager shall cause the Company to elect to be taxed as a subchapter C corporation under the Code by filing Form 8832 with the Internal Revenue Service. The Company will not make any allocations of income, losses or expense deductions to the Members. Tax information reasonably required by Members for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them on or before January 31st of the year immediately following such taxable year.

Section 7.	Books, Records, Tax Matters and Bank Accounts.

7.1           Books and Records. The books and records of account of the Company shall be maintained at the Company’s principal office or at a location designated by the Manager, and all such books and records (and the dealings and other affairs of the Company) shall be available to any Member at such location for review, investigation, audit and copying, at such Member’s sole cost and expense, during normal business hours on at least twenty-four (24) hours prior notice.

7.2           Reports and Financial Statements.

(a)       Within thirty (30) days of the end of each Fiscal Year, the Manager shall cause each Member to be furnished with two sets of the following additional annual reports computed as of the last day of the Fiscal Year:

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(i)       An unaudited balance sheet of the Company;

(ii)       An unaudited statement of the Company’s profit and loss; and

(iii)       A statement of the Members’ Capital Accounts and changes therein for such Fiscal Year.

7.3           Bank Accounts. All funds of the Company are to be deposited in the Company’s name in such bank account or accounts as may be designated by the Manager and shall be withdrawn on the signature of such Person or Persons as the Manager may authorize.

7.4           Tax Returns. The Manager shall cause to be prepared all income and other tax returns of the Company required by applicable law. No later than the due date or extended due date thereof, the Manager shall deliver or cause to be delivered to each Member such tax documentation with respect to the Company as shall be necessary for the preparation by such Member of its U.S. federal and state income or other tax and information returns.

7.5           Expenses. Notwithstanding any contrary provision of this Agreement, the Members acknowledge and agree that the reasonable expenses and charges incurred directly or indirectly by or on behalf of the Manager in connection with its obligations under this Section 7 will be reimbursed by the Company to the Manager.

Section 8.	Management.

8.1           Management.

(a)       The Company shall be managed by a manager. MDR and [PMI] hereby appoint Medalist Fund Manager, Inc., a Virginia corporation (“Manager”), as the initial Manager.

(b)       Subject to Section 8(d), the Manager shall have the authority to exercise all of the powers and privileges granted by the Act, any other law or this Agreement, together with any powers incidental thereto, and to take any other action not prohibited under the Act or other applicable law, so far as such powers or actions are necessary or convenient or related to the conduct, promotion or attainment of the business, purposes or activities of the Company; provided, however, that the Manager shall submit any Major Decision to the Members and any Major Decision or other matter submitted by the Manager to the Members shall require the express and unanimous approval of the Members.

(c)       To the extent of its powers set forth in this Agreement and subject to Section 8(d), the Manager is an agent of the Company for the purpose of the Company's business, and the actions of the Manager taken in accordance with such powers set forth in this Agreement shall bind the Company.

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(d)       Limitations on the Company’s Activities.

(iii)	This Section 8(d) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(iv)	The Members shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Manager” or any section in this Agreement without the prior unanimous written consent of the Members and the Independent Manager. Subject to this Section 8(d), the Members reserve the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with the terms hereof.

(v)	Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, any Member, any Manager, any Officer or any other Person, so long as any Obligation is outstanding, neither the Members nor the Manager nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Members and the Independent Manager, to take any Material Action, provided, however, that, so long as any Obligation is outstanding, the Members may not authorize the taking of any Material Action, unless there is at least one Independent Manager then serving in such capacity.

(vi)	The Manager shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. The Manager shall also cause the Company to:

(A)	remain solvent and maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(B)	maintain its books, records, resolutions and agreements as official records;

(C)	hold its assets in its own name;

(D)	conduct its business in its name;

(E)	maintain its financial statements, accounting records and other entity documents separate from any other Person;

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(F)	pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(G)	maintain an arm’s-length relationship with its Affiliates;

(H)	allocate fairly and reasonably shared expenses, including shared office space, and use separate stationery, invoices and checks;

(I)	maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(J)	all times hold itself out to the public and all other Persons as a legal entity separate from the Members and any other Person;

(K)	consider the interests of its creditors in connection with all limited liability company actions;

(L)	maintain its books and records separate from any other Person;

(M)	file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law; and

(N)	keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities.

Failure of the Company, or the Members or the Manager or any officer on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or the Special Member.

(vii)	So long as any Obligation is outstanding, the Company shall not do any of the following:

(A)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 6 or this Section 8(d);

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(B)	engage, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, transfer of partnership or membership interests or the like, or amendment of this Agreement or the Certificate of Formation;

(C)	fail to correct any known misunderstanding regarding the separate identity of the Company;

(D)	commingle its funds or assets with those of any other Person;

(E)	incur, create or assume any indebtedness;

(F)	assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(G)	acquire obligations or securities of its Members or Affiliates;

(H)	pledge its assets for the benefit of any other Person;

(I)	make loans to any Person;

(J)	identify its Members or any Affiliate of any of them, as a division or part of it; or

(K)	enter into or be a party to, any transaction with its Members or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

For so long as any Obligation is outstanding, Benefit Street Partners Realty Operating Partnership, L.P., and its successors and assigns, the lender associated with the Rented Property is and shall be an intended third-party beneficiary of the provisions of this Section 8(d) and any and all other “special purpose” provisions of this Agreement.

8.2        Officers. The Manager may appoint individuals to act on behalf of the Company with such titles and authority as determined from time to time by the Manager. Each of such individuals shall hold office until his or her death, resignation or replacement by Manager.

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8.3	Other Activities.

(a)       Right to Participation in Other Member Ventures. Neither the Company nor any Member (or any Affiliate of any Member) shall have any right by virtue of this Agreement either to participate in or to share in any other now existing or future ventures, activities or opportunities of any of the other Members or their Affiliates, or in the income or proceeds derived from such ventures, activities or opportunities. Neither the Company nor any Member (or any Affiliate of any Member) shall have any right by virtue of this Agreement either to participate in or to share in any other now existing or future ventures, activities or opportunities of any of the other Members or their Affiliates, or in the income or proceeds derived from such ventures, activities or opportunities.

(b)       Limitation on Actions of Members; Binding Authority. No Member shall take any action on behalf of, or in the name of, the Company, or enter into any contract, agreement, commitment or obligation binding upon the Company, or, in its capacity as a Member or Manager of the Company, perform any act in any way relating to the Company or the Company’s assets, except in a manner and to the extent consistent with the provisions of this Agreement.

8.4	FCPA.

(a)       In compliance with the Foreign Corrupt Practices Act, each Member will not, and will ensure that its officers, directors, employees, shareholders, members, agents and Affiliates, acting on its behalf or on the behalf of the Company or Affiliates do not, for a corrupt purpose, offer, directly or indirectly, promise to pay, pay, promise to give, give or authorize the paying or giving of anything of value to any official representative or employee of any government agency or instrumentality, any political party or officer thereof or any candidate for office in any jurisdiction, except for any facilitating or expediting payments to government officials, political parties or political party officials the purpose of which is to expedite or secure the performance of a routine governmental action by such government officials or political parties or party officials. The term “routine governmental action” for purposes of this provision shall mean an action which is ordinarily and commonly performed by the applicable government official in (i) obtaining permits, licenses, or other such official documents which such Person is otherwise legally entitled to; (ii) processing governmental papers; (iii) providing police protection, mail pick-up and delivery or scheduling inspections associated with contract performance or inspections related to transit of goods across country; (iv) providing phone service, power and water supply, loading and unloading of cargo, or protecting perishable products or commodities from deterioration; or (v) actions of a similar nature.

The term routine governmental action does not include any decision by a government official whether, or on what terms, to award new business to or to continue business with a particular party, or any action taken by an official involved in the decision-making process to encourage a decision to award new business to or continue business with a particular party.

(b)       Each Member agrees to notify immediately the other Member of any request that such Member or any of its officers, directors, employees, shareholders, members, agents or Affiliates, acting on its behalf, receives to take any action that may constitute a violation of the Foreign Corrupt Practices Act.

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Section 9.	Independent Manager.

(a)       As long as any Obligation is outstanding, the Manager shall cause the Company at all times to have at least one (1) Independent Manager who will be appointed by the Manager. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, and notwithstanding any duty otherwise existing at law or in equity, the Independent Manager shall consider only the interests of the Company, including the Company’s creditors, in acting or otherwise voting on the matters referred to in Section 8.1(d)(iii). No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Manager by a written instrument, and (ii) shall have executed a counterpart to this Agreement as required by Section 17.7. In the event of a vacancy in the position of Independent Manager, the Manager shall, as soon as practicable, appoint a successor Independent Manager. All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except for duties to the Company as set forth in the second sentence of this Section 9 (including duties to the Members and the Company’s creditors solely to the extent of its economic interests in the Company and to the Company’s creditors but excluding (i) all other interests of the Members, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Independent Manager shall not have any fiduciary duties to the Members, or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 18-1101(e) of the Act, the Independent Manager shall not be liable to the Company, the Members or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

(b)       Subject to the other provisions of this Section 9, for so long as the Obligations are outstanding, an Independent Manager may be removed by the Manager only for Cause. Notwithstanding anything to the contrary contained in this Agreement, for so long as any Obligation is outstanding, no Independent Manager shall be removed or replaced unless the Company provides the Lender with no less than three (3) business days' prior written notice of (a) any proposed removal of such Independent Manager, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in this Agreement.

(c)       Subject to this Section 9, the Manager may determine at any time in its sole and absolute discretion the number of Independent Managers. The initial number of Independent Managers shall be one (1). The initial Independent Manager designated by the Manager is Christopher Sorensen.

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Section 10.	Confidentiality.

(a)       Any information relating to a Member’s business, operation or finances which are proprietary to, or considered proprietary by, a Member are hereinafter referred to as “Confidential Information.” All Confidential Information in tangible form (plans, writings, drawings, computer software and programs, etc.) or provided to or conveyed orally or visually to a receiving Member, shall be presumed to be Confidential Information at the time of delivery to the receiving Member. All such Confidential Information shall be protected by the receiving Member from disclosure with the same degree of care with which the receiving Member protects its own Confidential Information from disclosure. Each Member agrees: (i) not to disclose such Confidential Information to any Person except to those of its employees or representatives who need to know such Confidential Information in connection with the conduct of the business of the Company and who have agreed to maintain the confidentiality of such Confidential Information and (ii) neither it nor any of its employees or representatives will use the Confidential Information for any purpose other than in connection with the conduct of the business of the Company; provided that such restrictions shall not apply if such Confidential Information:

(x)       is or hereafter becomes public, other than by breach of this Agreement;

(y)       was already in the receiving Member’s possession prior to any disclosure of the Confidential Information to the receiving Member by the divulging Member; or

(z)       has been or is hereafter obtained by the receiving Member from a third party not bound by any confidentiality obligation with respect to the Confidential Information; provided, further, that nothing herein shall prevent any Member from disclosing any portion of such Confidential Information (1) to the Company and allowing the Company to use such Confidential Information in connection with the Company’s business, (2) pursuant to judicial order or in response to a governmental inquiry, by subpoena or other legal process, but only to the extent required by such order, inquiry, subpoena or process, and only after reasonable notice to the original divulging Member, (3) as necessary or appropriate in connection with or to prevent the audit by a governmental agency of the accounts of the Members, (4) in order to initiate, defend or otherwise pursue legal proceedings between the parties regarding this Agreement, (5) necessary in connection with a Transfer of an Interest permitted hereunder or (6) to a Member’s respective attorneys or accountants or other representative.

(b)       The Members and their Affiliates shall each act to safeguard the secrecy and confidentiality of, and any proprietary rights to, any non-public information relating to the Company and its business, except to the extent such information is required to be disclosed by law or reasonably necessary to be disclosed in order to carry out the business of the Company. Each Member may, from time to time, provide the other Members written notice of its non-public information which is subject to this Section 10(b).

Section 11.	Representations and Warranties.

11.1       In General. As of the date hereof, each of the Members hereby makes each of the representations and warranties applicable to such Member as set forth in Section 11.2. Such representations and warranties shall survive the execution of this Agreement.

11.2       Representations and Warranties. Each Member hereby represents and warrants that:

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(a)           Due Incorporation or Formation; Authorization of Agreement. Such Member is a corporation duly organized or a partnership or limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, partnership or company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Member has the corporate, partnership or company power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate, partnership or company action. This Agreement constitutes the legal, valid and binding obligation of such Member.

(b)           No Conflict with Restrictions; No Default. Neither the execution, delivery or performance of this Agreement nor the consummation by such Member (or any of its Affiliates) of the transactions contemplated hereby (i) does or will conflict with, violate or result in a breach of (or has conflicted with, violated or resulted in a breach of) any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to such Member or any of its Affiliates, (ii) does or will conflict with, violate, result in a breach of or constitute a default under (or has conflicted with, violated, resulted in a breach of or constituted a default under) any of the terms, conditions or provisions of the articles of incorporation, bylaws, partnership agreement or operating agreement of such Member or any of its Affiliates or of any material agreement or instrument to which such Member or any of its Affiliates is a party or by which such Member or any of its Affiliates is or may be bound or to which any of its properties or assets is subject, (iii) does or will conflict with, violate, result in (or has conflicted with, violated or resulted in) a breach of, constitute (or has constituted) a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of (or has accelerated) the performance required by, give (or has given) to others any material interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease, agreement or instrument to which such Member or any of its Affiliates is a party or by which such Member or any of its Affiliates or any of their properties or assets is or may be bound or (iv) does or will result (or has resulted) in the creation or imposition of any lien upon any of the properties or assets of such Member or any of its Affiliates.

(c)           Governmental Authorizations. Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, or exemption or other action of, any governmental, administrative or regulatory authority, domestic or foreign, that was or is required in connection with the valid execution, delivery, acceptance and performance by such Member under this Agreement or consummation by such Member (or any of its Affiliates) of any transaction contemplated hereby has been completed, made or obtained on or before the date hereof.

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(d)           Litigation. There are no actions, suits, proceedings or investigations pending, or, to the knowledge of such Member or any of its Affiliates, threatened against or affecting such Member or any of its Affiliates or any of their properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding which if adversely determined could) reasonably be expected to materially impair such Member’s ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member; such Member or any of its Affiliates has not received any currently effective notice of any default, and such Member or any of its Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Member’s (or any of its Affiliate’s) ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Member.

(e)           Investigation. Such Member is acquiring its Interest based upon its own investigation, and the exercise by such Member of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis and expertise. Such Member is a sophisticated investor possessing an expertise in analyzing the benefits and risks associated with acquiring investments that are similar to the acquisition of its Interest.

(f)           Broker. No broker, agent or other person acting as such on behalf of such Member was instrumental in consummating this transaction and that no conversations or prior negotiations were had by such party with any broker, agent or other such person concerning the transaction that is the subject of this Agreement.

(g)           Investment Company Act. Neither such Member nor any of its Affiliates is, nor will the Company as a result of such Member holding an interest therein be, an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

(h)           Securities Matters.

(i)       None of the Interests are registered under the Securities Act or any state securities laws. Such Member understands that the offering, issuance and sale of the Interests are intended to be exempt from registration under the Securities Act, based, in part, upon the representations, warranties and agreements contained in this Agreement. Such Member is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(ii)       Neither the Securities and Exchange Commission nor any state securities commission has approved the Interests or passed upon or endorsed the merits of the offer or sale of the Interests. Such Member is acquiring the Interests solely for such Member’s own account for investment and not with a view to resale or distribution thereof in violation of the Securities Act.

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(iii)       Such Member is unaware of, and in no way relying on, any form of general solicitation or general advertising in connection with the offer and sale of the Interests, and no Member has taken any action which could give rise to any claim by any person for brokerage commissions, finders’ fees (without regard to any finders’ fees payable by the Company directly) or the like relating to the transactions contemplated hereby.

(iv)       Such Member is not relying on the Company or any of its officers, directors, employees, advisors or representatives with regard to the tax and other economic considerations of an investment in the Interests, and such Member has relied on the advice of only such Member’s advisors.

(v)       Such Member understands that the Interests may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws, or an exemption from registration is available. Such Member agrees that it will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Interests in violation of this Agreement.

(vi)       Such Member has adequate means for providing for its current financial needs and anticipated future needs and possible contingencies and emergencies and has no need for liquidity in the investment in the Interests.

(vii)       Such Member is knowledgeable about investment considerations and has a sufficient net worth to sustain a loss of such Member’s entire investment in the Company in the event such a loss should occur. Such Member’s overall commitment to investments which are not readily marketable is not excessive in view of such Member’s net worth and financial circumstances and the purchase of the Interests will not cause such commitment to become excessive. The investment in the Interests is suitable for such Member.

(viii)       Such Member represents to the Company that the information contained in this subparagraph (h) and in all other writings, if any, furnished to the Company with regard to such Member (to the extent such writings relate to its exemption from registration under the Securities Act) is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the sale of the Interests.

Section 12.	Sale, Assignment, Transfer or other Disposition.

12.1       Prohibited Transfers. Except as approved by the unanimous consent of the Members, no Member shall Transfer all or any part of its Interest, whether legal or beneficial, in the Company, and any attempt to so Transfer such Interest (and such Transfer) shall be null and void and of no effect.

12.2       Admission of Transferee; Partial Transfers. Notwithstanding anything in this Section 12 to the contrary and except as provided in Section 4.2(b) and/or Section 4.7, no Transfer of Interests in the Company shall be permitted unless the Transfer is only a pledge of the economic interests of the transferor or the potential transferee is admitted as a Member under this Section 12.2:

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(a)        If a Member Transfers all or any portion of its Interest in the Company, such transferee may become a Member if (i) such transferee executes and agrees to be bound by this Agreement, (ii) the transferor and/or transferee pays all reasonable legal and other fees and expenses incurred by the Company in connection with such assignment and substitution and (iii) the transferor and transferee execute such documents and deliver such certificates to the Company and the remaining Members as may be required by applicable law or otherwise advisable; and

(b)        Notwithstanding the foregoing, any Transfer or purported Transfer of any Interest, whether to another Member or to a third party, shall be of no effect and void ab initio, and such transferee shall not become a Member or an owner of the purportedly transferred Interest, if the Manager determines in its sole discretion that:

(i)       the Transfer would require registration of any Interest under, or result in a violation of, any federal or state securities laws;

(ii)       the Transfer would result in a termination of the Company under Code Section 708(b);

(iii)       as a result of such Transfer the Company would be required to register as an investment company under the Investment Company Act of 1940, as amended, or any rules or regulations promulgated thereunder;

(iv)       if as a result of such Transfer the aggregate value of Interests held by “benefit plan investors” including at least one benefit plan investor that is subject to ERISA, could be “significant” (as such terms are defined in U.S. Department of Labor Regulation 29 C.F.R. 2510.3-101(f)(2)) with the result that the assets of the Company could be deemed to be “plan assets” for purposes of ERISA;

(v)       the Members have not unanimously approved such Transfer.

The Manager may require the provision of a certificate as to the legal nature and composition of a proposed transferee of an Interest of a Member and from any Member as to its legal nature and composition and shall be entitled to rely on any such certificate in making such determinations under this Section 12.2.

12.3       Withdrawals. Each of the Members does hereby covenant and agree that it will not withdraw, resign, retire or disassociate from the Company, except as a result of a Transfer of its entire Interest in the Company permitted under the terms of this Agreement and that it will carry out its duties and responsibilities hereunder until the Company is terminated, liquidated and dissolved under Section 13. No Member shall be entitled to receive any distribution or otherwise receive the fair market value of its Interest in compensation for any purported resignation or withdrawal not in accordance with the terms of this Agreement.

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Section 13.	Dissolution.

13.1     Limitations. The Company may be dissolved, liquidated and terminated only pursuant to the provisions of this Section 13, and, to the fullest extent permitted by law but subject to the terms of this Agreement, the parties hereto do hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company’s assets.

13.2     Exclusive Events Requiring Dissolution. The Company shall be dissolved only upon the earliest to occur of the following events (a “Dissolution Event”):

(a)       the expiration of the specific term set forth in Section 2.5;

(b)       at any time at the election of all the Members in writing;

(c)       at any time there are no Members (unless otherwise continued in accordance with the Act); or

(d)       the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

13.3     Liquidation. Upon the occurrence of a Dissolution Event, the business of the Company shall be continued to the extent necessary to allow an orderly winding up of its affairs, including the liquidation of the assets of the Company pursuant to the provisions of this Section 13.3, as promptly as practicable thereafter, and each of the following shall be accomplished:

(a)       The Manager shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, a copy of which statement shall be furnished to all of the Members.

(b)       The property and assets of the Company shall be liquidated or distributed in kind under the supervision of the Manager as promptly as possible, but in an orderly, businesslike and commercially reasonable manner.

(c)       To the extent that an asset is to be distributed in kind, such asset shall be deemed to have been sold at its fair market value on the date of distribution, and the amount of the distribution shall be considered to be such fair market value of the asset.

(d)       The proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority:

(i)       to the satisfaction of the debts and liabilities of the Company (contingent or otherwise) and the expenses of liquidation or distribution (whether by payment or reasonable provision for payment), other than liabilities to Members or former Members for distributions;

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(ii)       to the satisfaction of loans made pursuant to Section 5.2(b) in proportion to the outstanding balances of such loans at the time of payment;

(iii)       the balance, if any, to the Members in accordance with Section 5.1.

13.4       Continuation of the Company. Notwithstanding anything to the contrary contained herein, the death, retirement, resignation, expulsion, bankruptcy, dissolution or removal of a Member shall not in and of itself cause the dissolution of the Company, and the Members are expressly authorized to continue the business of the Company in such event, without any further action on the part of the Members.

Section 14.           Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members nor any Independent Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Independent Manager of the Company.

Section 15.           Indemnification.

15.1.       Exculpation of Members. To the fullest extent permitted by applicable law, no Member, Manager, representative or officer of the Company, nor any Special Member nor any Independent Manager shall be liable to the Company or to the other Members for damages or otherwise with respect to any actions or failures to act taken or not taken relating to the Company, except to the extent any related loss results from fraud, gross negligence or willful or wanton misconduct on the part of such Member, Manager, representative or officer or the willful breach of any obligation under this Agreement.

15.2       Indemnification by Company. The Company hereby indemnifies, holds harmless and defends the Members, the Manager, the Special Members, the Independent Manager, the officers and each of their respective agents, officers, directors, members, managers, partners, shareholders and employees from and against any loss, expense, damage or injury suffered or sustained by them (including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim) by reason of or arising out of (i) their activities on behalf of the Company or in furtherance of the interests of the Company, including, without limitation, the provision of guaranties to third party lenders in respect of financings relating to the Company or any of its assets (but specifically excluding from such indemnity by the Company any so called “bad boy” guaranties or similar agreements which provide for recourse as a result of failure to comply with covenants, willful misconduct or gross negligence), (ii) their status as Members, representatives, Manager, employees or officers of the Company, or (iii) the Company’s assets, property, business or affairs (including, without limitation, the actions of any officer, director, member or employee of the Company), if the acts or omissions were not performed or omitted fraudulently or as a result of gross negligence or willful or wanton misconduct by the indemnified party or as a result of the willful breach of any obligation under this Agreement by the indemnified party. For the purposes of this Section 15.2, officers, directors, employees and other representatives of Affiliates of a Member who are functioning as representatives of such Member in connection with this Agreement shall be considered representatives of such Member for the purposes of this Section 15. Reasonable expenses incurred by the indemnified party in connection with any such proceeding relating to the foregoing matters shall be paid or reimbursed by the Company in advance of the final disposition of such proceeding upon receipt by the Company of (x) written affirmation by the Person requesting indemnification of its good faith belief that it has met the standard of conduct necessary for indemnification by the Company and (y) a written undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such Person has not met such standard of conduct, which undertaking shall be an unlimited general obligation of the indemnified party but need not be secured.

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15.3        General Indemnification by the Members.

(a)       Notwithstanding any other provision contained herein, each Member (the “Indemnifying Party”) hereby indemnifies and holds harmless the other Members, Special Members, Independent Manager, and the Company and each of their subsidiaries and their agents, officers, directors, members, managers, partners, shareholders and employees (each, an “Indemnified Party”) from and against all losses, costs, expenses, damages, claims and liabilities (including reasonable attorneys’ fees) as a result of or arising out of (i) any breach of any obligation of the Indemnifying Party under this Agreement, or (ii) any breach of any obligation by or any inaccuracy in or breach of any representation or warranty made by the Indemnifying Party, whether in this Agreement or in any other agreement with respect to the conveyance, assignment, contribution or other transfer of the Property (or interests therein), assets, agreements, rights or other interests conveyed, assigned, contributed or otherwise transferred to the Company or Property Owner (collectively, the “Inducement Agreements”).

(b)       Except as otherwise provided herein or in any other agreement, recourse for the indemnity obligation of the Members under this Section 15.3 shall be limited to such Indemnifying Party’s Interest in the Company.

(c)       The indemnities, contributions and other obligations under this Agreement shall be in addition to any rights that any Indemnified Party may have at law, in equity or otherwise. The terms of this Section 15 shall survive termination of this Agreement.

Section 16.	Mediation and Arbitration of Disputes.

16.1       Events Giving Rise To Mediation or Arbitration. In the event that there is a dispute between the Members as to any action or issue, or in the event of a deadlock between the Members, then and in such event all of the Members agree, upon the written request of any one Member, to submit to mediation within ten (10) days of receipt of the request for mediation for the purpose of resolving the dispute. If mediation is not successful in resolving the dispute, one or more of the Members may elect to have the dispute submitted to binding arbitration as provided in this Section 16 by giving written notice to each of the Members of such Member’s election to require arbitration of such dispute. Said written notice shall set forth (i) the action or issue in dispute and (ii) a brief description of the position of the electing Member with respect to such dispute.

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16.2       Selection of Arbitrators. Within ten (10) days of the date upon which the notice is sent pursuant to Section 16.1, the Members shall meet for the purpose of selecting three (3) persons to act as arbitrators for the Company for such dispute. In the event that the Members are unable to agree upon the selection of the arbitrators at such meeting, then within ten (10) days following such meeting, the Member(s) requesting such arbitration shall select one (1) person to serve as an arbitrator and the remaining Member(s) shall select one (1) person to serve as an arbitrator and, within five (5) days of the date of their selection, the two persons so selected shall select a third person to serve as the third and final arbitrator. In the event that the Member(s) requesting such arbitration select one such person within such ten (10) day period, but the remaining Member(s) fails to select one such person within such ten (10) day period, or vice versa, then the person selected shall serve as the sole arbitrator and shall make the determination required hereunder. In the event the two selected arbitrators are unable to agree upon the identity of the person to serve as the third and final arbitrator, such determination shall be made by the American Arbitration Association in accordance with its then-existing rules and regulations. No person selected by the Members and/or by the arbitrators may be employed by, doing substantial business with or otherwise affiliated with any of the Members (including, but not limited to, acting as an attorney or accountant for any one or more of the Members or for the Company).

16.3       Arbitration Hearing. Not later than fifteen (15) days following the selection of the third arbitrator, a hearing shall be convened by the arbitrators at a mutually agreeable site. At such hearing, each Member shall be entitled to present arguments in favor of and call witnesses in support of such Member’s position with respect to the item in dispute; provided, however, that absent a written agreement of the Members to the contrary, presentation and/or arguments (including the direct testimony of any witnesses called by a Member) of each side of the dispute shall be limited to three (3) hours.

16.4       Decision of the Arbitrators/Binding Effect. The arbitrators shall render their decision regarding the matter in dispute within ten (10) days following the date of the hearing set forth in Section 16.3 hereinabove and said decision shall be final and binding upon the Members and the Company. Each of the Members hereby covenant and agree that they shall comply with the decision of the arbitrators.

Section 17.	Miscellaneous.

17.1       Notices.

(a)       All notices, requests, approvals, authorizations, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the Person giving such notice) hand delivered by messenger or overnight courier service, mailed (airmail, if international) by registered or certified mail (postage prepaid), return receipt requested, or sent via facsimile (provided such facsimile is immediately followed by the delivery of an original copy of same via one of the other foregoing delivery methods) addressed to:

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If to MDR:

Attn: Thomas E. (“Tim”) Messier

Medalist Fund Manager, Inc.

11 S. 12th Street, Suite 401

Richmond, Virginia 23219

With a copy to:

Kaplan Voekler Cunningham & Frank, PLC

1401 East Cary Street

Richmond, Virginia 23219

Attention: T. Rhys James, Esquire

If to PMI:

406 Page Road

Nashville, TN 37205

Attn: Kurt A. Schirm

With a copy to:

Hirschler Fleischer

2100 East Cary Street

Richmond, Virginia 23223

Attn: David S. Lionberger, Esquire

(b)       Each such notice shall be deemed delivered (a) on the date delivered if by hand delivery or overnight courier service or facsimile, and (b) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed (provided, however, if such actual delivery occurs after 5:00 p.m. (local time where received), then such notice or demand shall be deemed delivered on the immediately following business day after the actual day of delivery).

(c)       By giving to the other parties at least fifteen (15) days written notice thereof, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses.

17.2       Governing Law. This Agreement and the rights of the Members hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware. Each of the parties hereto irrevocably submits to the jurisdiction of the Virginia courts and the Federal courts sitting in the Commonwealth of Virginia and agree that all matters involving this Agreement shall be heard and determined in such courts. Each of the parties hereto waives irrevocably the defense of inconvenient forum to the maintenance of such action or proceeding.

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17.3       Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties and their successors and permitted assigns. Except as otherwise provided herein, any Member who Transfers its Interest as permitted by the terms of this Agreement shall have no further liability or obligation hereunder, except with respect to claims arising prior to such Transfer.

17.4       Pronouns. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

17.5       Table of Contents and Captions Not Part of Agreement. The table of contents and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

17.6       Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction or in any respect, then the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the Members shall use their best efforts to amend or substitute such invalid, illegal or unenforceable provision with enforceable and valid provisions which would produce as nearly as possible the rights and obligations previously intended by the Members without renegotiation of any material terms and conditions stipulated herein.

17.7       Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

17.8       Entire Agreement and Amendment. This Agreement and the other written agreements described herein between the parties hereto entered into as of the date hereof, constitute the entire agreement between the Members relating to the subject matter hereof. In the event of any conflict between this Agreement or such other written agreements, the terms and provisions of this Agreement shall govern and control.

17.9       Further Assurances. Each Member agrees to execute and deliver any and all additional instruments and documents and do any and all acts and things as may be necessary or expedient to effectuate more fully this Agreement or any provisions hereof or to carry on the business contemplated hereunder.

17.10       No Third-Party Rights. The provisions of this Agreement are for the exclusive benefit of the Members, the Special Members and the Company, and no other party (including, without limitation, any creditor of the Company) shall have any right or claim against any Member or Special Member by reason of those provisions or be entitled to enforce any of those provisions against any Member or Special Member.

17.11       Incorporation by Reference. Every Exhibit attached to this Agreement is incorporated in this Agreement by reference.

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17.12       Remedies Cumulative. The rights and remedies given in this Agreement and by law to a Member shall be deemed cumulative, and the exercise of one of such remedies shall not operate to bar the exercise of any other rights and remedies reserved to a Member under the provisions of this Agreement or given to a Member by law. In the event of any dispute between the parties hereto, the prevailing party shall be entitled to recover from the other party reasonable attorney’s fees and costs incurred in connection therewith.

17.13       No Waiver. One or more waivers of the breach of any provision of this Agreement by any Member shall not be construed as a waiver of a subsequent breach of the same or any other provision, nor shall any delay or omission by a Member to seek a remedy for any breach of this Agreement or to exercise the rights accruing to a Member by reason of such breach be deemed a waiver by a Member of its remedies and rights with respect to such breach.

17.14       Limitation On Use of Names. Notwithstanding anything contained in this Agreement or otherwise to the contrary, each Member as to itself agrees that neither it nor any of its Affiliates, agents, or representatives is granted a license to use or shall use the name of the other under any circumstances whatsoever, except such name may be used in furtherance of the business of the Company but only as and to the extent unanimously approved by the Members.

17.15      Publicly Traded Partnership Provision. Each Member hereby severally covenants and agrees with the other Members for the benefit of such Members, that (i) it is not currently making a market in Interests in the Company and will not in the future make such a market and (ii) it will not Transfer its Interest on an established securities market, a secondary market or an over-the-counter market or the substantial equivalent thereof within the meaning of Code Section 7704 and the Regulations, rulings and other pronouncements of the U.S. Internal Revenue Service or the Department of the Treasury thereunder. Each Member further agrees that it will not assign any Interest in the Company to any assignee unless such assignee agrees to be bound by this Section and to assign such Interest only to such Persons who agree to be similarly bound.

17.16       Public Announcements. No Member nor any of its Affiliates shall, without the prior approval of the other Members, issue any press releases or otherwise make any public statements with respect to the Company or the transactions contemplated by this Agreement, except as may be required by applicable law or regulation or by obligations pursuant to any listing agreement with any national securities exchange so long as such Member or such Affiliate has used reasonable efforts to obtain the approval of the other Members prior to issuing such press release or making such public disclosure.

17.17      Uniform Commercial Code. The interest of each Member in the Company shall be a “certificated security” governed by Article 8 of the Delaware UCC and the UCC as enacted in the Commonwealth of Virginia (the “Virginia UCC”), including, without limitation, (i) for purposes of the definition of a “security” thereunder, the interest of each Member in the Company shall be a security governed by Article 8 of the Delaware UCC and the [New York] UCC and (ii) for purposes of the definition of a “certificated security” thereunder.

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17.18       No Construction Against Drafter. This Agreement has been negotiated and prepared by the Members and their respective attorneys and, should any provision of this Agreement require judicial interpretation, the court interpreting or construing such provision shall not apply the rule of construction that a document is to be construed more strictly against one party.

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IN WITNESS WHEREOF, the Members have executed this Limited Liability Company Agreement as of the date set forth above.

THE COMPANY:	MDR Greensboro HI TRS, LLC

	By:	Medalist Diversified Holdings, LP
a Delaware limited partnership
	Its:	Manager

		By:	Medalist Diversified REIT, Inc.,
a Maryland corporation
		Its:	General Partner

By: /s/William R. Elliot
Name: William R. Elliot
Its: Co-President

MEMBERS:	MEDALIST DIVERSIFIED HOLDINGS, LP

	By:	Medalist Diversified REIT, Inc.
a Maryland corporation
	Its:	General Partner

By: /s/ William R. Elliot
Name: William R. Elliot
Its: Co-President

PETER MUELLER, INC.
a Virginia corporation

By:
	Name:	Kurt A. Schirm
	Its:	President

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IN WITNESS WHEREOF, the Members have executed this Limited Liability Company Agreement s of the date set forth above.

THE COMPANY:	MDR GREENSBORO HI TRS, LLC

	By:	Medalist Diversified Holdings, L.P.
a Delaware limited partnership
	Its:	Manager

		By:	Medalist Diversified REIT, Inc.
a Maryland corporation
		Its:	General Partner

By:
Name: William R. Elliot
Its: Co-President

MEMBERS:	MEDALIST DIVERSIFIED HOLDINGS, L.P.

	By:	Medalist Diversified REIT, Inc.
a Maryland corporation
	Its:	General Partner

By:
Name: William R. Elliot
Its: Co-President

PETER MUELLER, INC.
a Virginia corporation
By:	/s/Kurt A. Schirm
Its:	President

Signature Page to Limited Liability Company Agreement

of

MDR Greensboro HI TRS, LLC

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Exhibit A

Capital Contributions and Percentage Interests

Member Name	Capital Contribution		Percentage Interest

Medalist Diversified Holdings, LP	$	[•]	[64.0	]%

Peter Mueller, Inc.	$	[•]	[36.0	]%